                                                                   EXHIBIT 10.17

                       THIRD AMENDMENT TO LEASE AGREEMENT

      This Third Amendment to Lease Agreement (the "Third Amendment") is made and entered into the 1st day of July, 2004, by and between Cardinal Collins Tech Center, Inc., a Texas corporation (the "Landlord") and Remote Dynamics, Inc. formerly known as Minorplanet Systems USA, Inc. a Delaware corporation, formerly known as @Track Communications, Inc., formerly known as HighwayMaster Communications, Inc., successor-in-interest to HighwayMaster Corporation, Inc. (the "Tenant") and having its principal place of business at 1155 Kas Drive, Suite 100, Richardson, Texas 75081.

      WHEREAS, Landlord and Tenant entered into that certain Lease Agreement on or about March 20, 1998 (the "Original Lease"), as amended by that certain First Amendment to Lease Agreement on or about June 19, 1998, (the "First Amendment") and as further amended by that certain Second Amendment to Lease Agreement on or about August 20, 2003 (the "Second Amendment") [the Original Lease, First Amendment, Second Amendment (copies of which are attached hereto as EXHIBIT "A" and incorporated herein by reference for all purposes) and this Third Amendment shall be referred to herein collectively as the "Lease"] and as assigned by that certain Assignment and Assumption of Lease by and between HighwayMaster Corporation as Assignor and HighwayMaster Communications, Inc. as Assignee (collectively, the "Lease"), covering premises described therein as approximately 73,400 rentable square feet of space at that certain property and premises therein described and commonly known as 1155 Kas Drive, Richardson, Texas 75081 (the "Premises"); and

      WHEREAS, the lease Term currently expires on September 30, 2008 (the "Expiration Date"); and

      WHEREAS, Landlord and Tenant desire and agree to modify the Lease upon the terms and conditions as hereinafter provided.

      NOW THEREFORE, in consideration of the mutual covenants herein set forth and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. DEFINITIONS. All defined terms used herein all have the meaning set forth in the Lease except as herein separately defined or specifically amended.

      2. BASIC PROVISIONS. The terms, provisions, and conditions the Lease are incorporated by this reference for all purposes as if fully set forth herein.

      3. EFFECTIVE DATE. As used herein, the term "Effective Date" shall mean July 1, 2004.

      4. PREMISES. From and after the Effective Date, Premises and Rentable Area in the Premises (as such terms are defined in the Original Lease) is hereby amended to be 38,717 square feet of rentable area contained with the Building (subject to final determination at completion of plans and specifications for the Premises) more particularly outlined on the floor plan attached hereto as Exhibit B, and Exhibit A attached to the Original Lease shall be superseded in its entirely by EXHIBIT "B" attached hereto.

      5. LEASE TERM. From and after the Effective Date, the Term (as defined in the Original Lease) shall be extended so that the Expiration Date shall be amended to be June 30, 2011.

      6. BASE RENTAL From and after the Effective Date, Base Rental as provided in the Lease shall be an amount equal to $25,004.73 per month for the first twenty four (24) months of the extended Term; then $31,457.56 per month for the next thirty six (36) months of the extended Term; and then $34,683.98 per month for the remainder of the extended Term; each such monthly installment shall be due and payable on the first day of each calendar month, in advance, without demand, deduction or setoff whatsoever.

      7. BASE OPERATING EXPENSE RATE: From and after the Effective Date, the definition of Operating Expense Stop as provided in Paragraph 1.S. of the Original Lease shall mean the actual cost and expense of all Operating Expenses for the Project paid or incurred by Landlord during calendar year 2004, divided by the Rentable Area in the Project.

      8. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date this Third Amendment is executed by Tenant a security deposit in the amount of $34,683.98 (the "Security Deposit") to be held by Landlord, without obligation for interest, as security for Tenant's performance hereunder, it being expressly understood that the Security Deposit is not an advance rental deposit or measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any default hereunder by Tenant, Landlord may, without prejudice to any other remedy provided herein or by law, use the Security Deposit to pay any arrears in Rent and any other damage, injury, expense

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(including legal expenses) or liability caused by such default. If any or all of such Security Deposit is so used, Tenant agrees promptly following demand by Landlord to restore such Security Deposit to its original amount. Landlord also may require Tenant to provide Landlord with an additional amount to be held as part of the Security Deposit if Tenant commits a default or if the Lease is modified. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited with Landlord as the Security Deposit and that Landlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. The Security Deposit shall be Landlord's property. If Tenant is not then in default hereunder, any remaining balance of such Security Deposit shall be returned by Landlord to Tenant within a reasonable time (not to exceed sixty days) after the Expiration Date, or otherwise in compliance with applicable laws, provided that Tenant has fully and timely performed its obligations under this Lease, less the cost of restoring the Premises to its original condition, normal wear and tear excluded. If Landlord sells or transfers the Premises, or a substantial part thereof, Landlord shall have the right to transfer such Security Deposit to the transfee, and Landlord shall be thereupon released from all liability for return of such Security Deposit, and Tenant shall look solely to such transferee for the return and thereof.

      Additionally, Landlord acknowledges receipt of a calendar year 2003 Operating Expense reconciliation credit in the amount of $45,818.85 (the "Secondary Security Deposit") (the Security Deposit and Secondary Security Deposit shall be referred to collectively herein as the "Security Deposit") to be held by Landlord, without obligation for interest, as security for Tenant's performance hereunder, it being expressly understood that the Security Deposit is not an advance rental deposit or measure of Landlord's damages in case of Tenant's default. All of the terms and provisions set forth in the above paragraph of this Section 8, shall apply to the Secondary Security deposit, except as otherwise noted below. Notwithstanding any of the foregoing provisions of this Section 8, upon the occurrence of any default hereunder by Tenant from July 1, 2004 through June 30, 2007, Landlord may, without prejudice to any other remedy provided herein or by law, use the Security Deposit and/or Secondary Security Deposit (at Landlord's sole discretion) to pay any arrears in Rent and any other damage, injury, expense (including legal expenses) or liability caused by such default. Commencing July 1, 2007, provided that Tenant has fully and timely performed its obligations under this Lease and there has not been an occurrence of any default hereunder by Tenant from July 1, 2004 through June 30, 2007, then the entire unused Secondary Security Deposit in the amount of $45,818.85 shall not be refunded to Tenant, but shall be credited against Tenant's next accruing months' Base Rental payments. Prior to July 1, 1007, if any or all of the Secondary Security Deposit is used by Landlord as provided herein, Tenant agrees: (a) promptly following demand by Landlord to restore such Secondary Security Deposit to its original amount, (b) no portion of the Secondary Security Deposit shall be available to Tenant as a credit against any Base Rental due and owing to Landlord under the Lease as set forth in the immediately preceding sentence of this paragraph, and (c) no portion of the Secondary Security Deposit shall be available for refund to Tenant until after the Expiration Date.

      9. TENANT IMPROVEMENTS. Landlord hereby grants to Tenant a "Tenant Improvement Allowance" in an amount not to exceed $2.50 per square foot of Rentable Area in the Premises as of the Effective Date up to a maximum of $96,792.50 for construction of the Tenant Improvements (as hereinafter defined). Such Tenant Improvements shall be constructed in accordance with the terms and conditions as provided in EXHIBIT "C" attached hereto and made a part thereof for all purposes.

      10. RENEWAL OPTION. If, at the end of the lease Term, Tenant is not then in default of any of the terms, conditions, or covenants of the Lease, Tenant, but not any assignee, transferee or subtenant of Tenant, is hereby granted one
(1) option to renew this Lease for an additional term of five (5) years initially (the "Renewal Term"), upon the same terms and conditions contained in the Lease with the following exceptions:

      (a) Tenant shall have no right to renew the lease Term following the expiration of the Renewal Term detailed herein; and

      (b) Base Rental for the Renewal Term shall be an amount equal to the then prevailing market base rental rate (giving appropriate consideration to the lease term, credit standing of the tenant, tenant's use of the premises, building standard workletter and/or tenant improvement allowances, if any, or space in the same improved condition as the Premises, and abatement provision) for comparable space in comparable properties of equivalent quality, size, utility and location a designated by Landlord.

      Tenant shall exercise its right of renewal as herein provided by delivering to Landlord written notice ("Tenant's Notice") of Tenant's desire to renew no later than nine (9) full calendar months prior to the expiration date of the lease Term. Within thirty (30) days following delivery of Tenant's Notice, Landlord shall deliver to Tenant a written notice ("Landlord's Notice") specifying the Base Rental Rate per square foot per annum for the

Renewal Term. Tenant shall have fifteen (15) days following delivery of Landlord's Notice to notify Landlord in writing of Tenant's exercise of it's rights to renew such Lease Term hereof. Failure to notify Landlord within any of the time periods provided herein shall automatically extinguish Tenant's rights to renew which shall automatically terminate, be null and void, and be of no further force and effect. Tenant shall have no further renewal options unless expressly granted by Landlord in writing. In the event Landlord and Tenant fail to mutually agree in writing upon the Base Rental for the Renewal Term within thirty (30) days after timely written exercise by Tenant of this renewal option, Tenant's right hereunder to extend the Term shall automatically terminate, be null and voice, and be of no further force and effect.

      11. BROKERAGE. Tenant represents and warrants that it has dealt with no other broker or agent in connection with this transaction and that no broker or agent brought about this transaction, other than Cushman & Wakefield of Texas, Inc., and that they know of no broker or agent who are or might be entitled to a commission in connection with this Lease. TENANT AGREES TO INDEMNITY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ALL COSTS, ATTORNEYS' FEES AND OTHER LIABILITIES FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY OTHER BROKER OR AGENT CLAIMING A COMMISSION OR OTHER FORM OF COMPENSATION BY VIRTUE OF HAVING DEALT WITH TENANT WITH REGARD TO THIS LEASING TRANSACTION. A true and correct copy of the Commission Agreement between Landlord's agent and Cushman & Wakefield of Texas, Inc. is attached hereto as EXHIBIT "D" and incorporated by reference herein for all purposes. The provisions of this Paragraph 11 shall survive the termination of this Lease.

      12. LEASE CONTINGENCY/BANKRUPTCY COURT APPROVAL CONTINGENCY. Landlord and Tenant hereby agree that Bankruptcy Court approval is a condition precedent to the validity of this Lease. Tenant filed for Chapter 11 bankruptcy protection on February 2, 2004, as set forth in Case No. 03-31200-HDH-11 in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. Notwithstanding anything to the contrary set forth elsewhere in this Lease, this Third Amendment is expressly contingent upon Landlord's receipt from Tenant of a copy of a non-appealable court order from the Bankruptcy Court handling Tenant's bankruptcy proceedings, approving assumption of the unexpired Lease, including this Third Amendment. The Tenant and Landlord both agree that the assumption of the Landlord's Lease in connection with confirmation of the Tenant's Third Amended Joint Plan of Reorganization is sufficient to comply with this paragraph and that Tenant will comply with this paragraph by delivering to Landlord a copy of the Findings of Fact, Conclusions of Law and Order Confirming Debtor's Third Amended Joint Plant of Reorganization and Approving Settlement of Debtors' Amended Motion for Valuation ("Order") after the Order has become a final order.

      13. Except as hereby expressly amended, clarified, or nullified, all terms, conditions and provisions of the Lease remain in full force and effect as therein set forth and as so amended, clarified or nullified and are hereby ratified as of the date hereof.

      IN WITNESS WHEREOF, this Third Amendment is effective as of the date and year above set forth.

LANDLORD:         CARDINAL COLLINS TECH CENTER, INC.

BY:               /s/ Michael R. McCormick
                  -------------------------
NAME:             Michael R. McCormick
TITLE:            Vice President

TENANT:           REMOTE DYNAMICS, INC., A DELAWARE CORPORATION
                  F/K/A MINORPLANET SYSTEMS USA, INC.

BY:               /s/ W. Michael Smith
                  --------------------
NAME:             W. Michael Smith
TITLE:            COO

                                  EXHIBIT "C"
                                  WORK LETTER

1. TENANT IMPROVEMENTS: Reference herein to "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Plans and Specifications (defined in paragraph 2 below) including, without limitation, any modification to the Building or shell improvements and any structural modifications to the Building.

2. PLANS & SPECIFICATIONS: Within four (4) weeks after execution of the Lease by both Landlord and Tenant, Tenant shall submit to Landlord for Landlord's approval, the final working drawings and specifications for the Tenant Improvements (the "Plans and Specifications") as prepared by Tenant's architect. The Plans and Specifications must be consistent with Landlord's standard specifications (herein referred to as the "Standards" or "Building Standards") for tenant improvements for the Building, as the same may be changed from time to time by Landlord and are subject to Landlord's final approval.

     Within seven (7) business days following the date of Landlord's receipt of the Plans and Specifications, Landlord will advise Tenant of Landlord's approval or disapproval of the Plans and Specifications. If Landlord disapproves any aspect of the Plans and Specifications, Landlord shall so notify Tenant within such seven (7) day period, and specify the reasons for such disapproval. If any such disapproved item can be made reasonably acceptable to Landlord, the Landlord shall also specify how such disapproved item may be made reasonably acceptable to Landlord, and Tenant shall, within five (5) business days thereafter, deliver to Landlord revised Plans and Specifications incorporating the revisions required by Landlord.

     Upon Landlord's approval of the Plans and Specifications, Tenant shall submit the Plans and Specifications to the appropriate governmental body for plan checking and the issuance of a building permit. Tenant shall have the sole responsibility for compliance of the Plans and Specifications with all applicable statutes, codes, ordinances and other regulations including but not limited to, the provisions of the Texas Architectural Barriers Acts, the American With Disabilities Act of 1990, and interpretations or regulations promulgated thereunder and/or amendments thereto, and that all of the mechanical, electrical and engineering systems affecting the Premises are Year 2000 compliant and all such systems run by a timer, computer, computer program, microchip, software or similar device will recognize the digits "00" as the Year 2000, if necessary, and continue to operate uninterrupted and in a proper manner and the approval of the Plans and Specifications by Landlord shall not constitute an indication, representation or certification by Landlord that such Plans and Specifications are in compliance with said statutes, codes, ordinances and other regulations. In addition, Landlord shall not be responsible for any deficiencies or defects in the Tenant Improvements resulting from Tenant's design and preparation of the Plans and Specifications.

3. LANDLORD'S APPROVALS. Tenant shall secure Landlord's prior written approval of the Tenant Improvements including architect's designs, Plans and Specifications, permits, licenses and contracts to be used. Landlord's approval shall not be required for change orders provided that the Tenant Improvements are constructed in substantial accordance with the Plans and Specifications. All approvals by Landlord must be in writing.

4. SELECTION OF CONTRACTOR: Concurrent with the plan checking, Tenant shall obtain bids for the construction of the Tenant Improvements from a minimum of three (3) mutually acceptable general contractors and/or subcontractors (the "Approved Contractors"). Unless Landlord and Tenant shall mutually agree to the contrary, the Approved Contractor which submitted the lowest bid shall be deemed to be the selected "Contractor". Notwithstanding the above, Tenant, at Tenant's option, may elect to construct the Tenant Improvements through a "fast-track" approach, in lieu of a "hard bid" approach. In this approach, the Contractor will be selected through the solicitation of fee proposals from the Approved Contractors. The Construction Contract shall be approved by Landlord. Except as hereinafter provided, the Construction Contract shall provide that the Contractor shall obtain competitive bids from a minimum of three (3) mutually acceptable subcontractors for each of the principal portions of construction of the Tenant Improvements including those who furnish materials or equipment fabricated to a special design. Unless Landlord and Tenant shall mutually agree to the contrary, the subcontractor which submitted the lowest bid shall be deemed to be the selected subcontractor. Various components of the Tenant Improvements will be issued to the Contractor for construction separately (e.g. drywall, mechanical/electrical systems, finishes). When issued for construction, the Tenant's construction documents and specifications for each component shall be complete as required do describe the component of the Tenant Improvements in sufficient detail to allow (i) Landlord's review and approval of that component of the Tenant Improvements, (ii) issuance of a building permit for that component of the Tenant Improvements, (iii) bidding and purchasing of the component of the Tenant Improvements, and (iv) construction of that component of the Tenant Improvements. When taken together, the above construction documents and specifications for the various components shall constitute the Plans and Specifications.

5. CONSTRUCTION OF TENANT IMPROVEMENTS. Tenant shall be responsible for construction of the Tenant Improvements by Contractor. Such construction shall be in a good and workmanlike manner and in accordance with the Plans and Specifications. Construction of the Tenant Improvements shall be deemed substantially complete (subject to completion of punchlist items) upon receipt by Landlord of the following:


     (a) a Certificate of Occupancy from the city and upon certification of such fact by Tenant's architect.

     (b) A certificate from Tenant's general contractor certifying that the Tenant Improvements have been completed in substantial accordance with the approved plans;

     (c) a final affidavit and lien release from Contractor and final lien releases or waivers by all subcontractors, material men and other parties who have supplied labor, material or services for the construction of the Tenant Improvements or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the property and of which Tenant has knowledge;

     (d) Tenant shall have delivered to Landlord a written statement, certified as correct by Tenant, setting forth in reasonable detail the out-of-pocket construction costs incurred by Tenant with respect to Tenant Improvements together with all proof, reasonably satisfactory to Landlords that such invoices have been paid in full and such other information with respect to the construction of the Tenant Improvements as Landlord may reasonably require to enable Landlord to substantiate the costs set forth in Tenant's written statements; and

     (e) Tenant shall have delivered to Landlord a Certificate of Substantial Completion (as such term is defined in American Institute of Architects Documents B141, Owner Architect Agreement) with respect to the Tenant Improvements, issued by the architect, which shall include the Architect's certification that the Tenant Improvements have been substantially completed in accordance with the Plans and Specifications.

6. TENANT IMPROVEMENT ALLOWANCE: Subject to Paragraph 7 below, Landlord hereby grants to Tenant a "Tenant Improvement Allowance" in the amount not to exceed $96,792.50 for construction of the Tenant Improvements. The Tenant Improvement Allowance shall be used only for:

     (a) Payment of the reasonable cost of preparing the Plans and Specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Plans and Specifications, not to exceed $1.75 per square foot of Rentable Area in the Premises;

     (b) Payment of the cost of plan check, permit and license fees relating to construction of the Tenant Improvements; and

     (c) Payment for the cost of construction of the Tenant Improvements, including, but not limited to, the following:

          (i) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

          (ii) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed with the Premises;

          (iii) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises;

          (iv) All fire and life safety control systems including, without limitation, fire walls, halon, fire alarms, piping, wiring and accessories, installed within the Premises;

          (v) All plumbing, fixtures, pipes and accessories to be installed within the Premises;

          (vi) Testing and inspection costs;

          (vii) Contractors' fees, including but not limited to any fees based on general conditions; and

          (viii) A construction management fee equal to three percent (3%) of the Tenant Improvement Allowance to be paid to the property management company engaged by Landlord to administer construction the Tenant Improvements.

7. PAYMENT FOR THE TENANT IMPROVEMENTS: Tenant shall be solely responsible for all related construction costs and expense. Tenant shall notify Landlord in writing that the Tenant Improvements have been substantially completed in accordance with the Plans and Specifications and pursuant to the provisions of

     Paragraph 5 above, submitting Contractor's request for payment. Landlord shall inspect the construction and upon verification of substantial completion, Landlord shall, within (20) business days from receipt of Tenant's notice, issue payment jointly to Tenant and Contractor for the actual costs of the construction not to exceed the Tenant Improvement Allowance. Tenant shall provide Landlord with evidence of payment to and lien releases from the Contractor and/or any subcontractors.

     As conditioned precedent to payment, Tenant must satisfy the following requirements;

     (a) Tenant is not then in default of any of the terms, conditions, or covenants of the Lease and Tenant is then occupying the Premises: and

     (b) Within thirty (30) days following the substantial completion of any portion of the Tenant Improvements, Tenant has delivered to Landlord the paid bills or invoices for the construction of such portion of the Tenant Improvements and final unconditional releases or waivers of mechanic's and materialmen's from all parties who have furnished materials or services or performed labor of any kind in connection with such portion of the Tenant Improvements.

          Tenant shall be entitled only to that portion of the Tenant Improvement Allowance which is evidenced by paid bills or invoices for the Tenant Improvements actually performed by third parties, and any unused portion of the Tenant Improvement Allowance shall be the property of the Landlord. In no event shall Landlord's obligation with respect to the Tenant Improvements exceed the amount of the Tenant Improvement Allowance.

          Tenants rights to the Tenant Improvement Allowance are personal to Tenant and may not be assigned to any party. No assignee of Tenant's interest in the Lease or a subtenant of any portion of the Premises shall be entitled to any portion of the Tenant Improvement Allowance.

8.   WAIVER AND INDEMNIFICATION:

     (a) Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise in, and upon, or about the Premises from any incident arising at any time during the period in which Tenant's agents are installing signs, fixtures, or any other equipment and/or constructing any improvements in the Premises. Tenant will also hold Landlord exempt and harmless from any damage or injury to any person arising from the construction of the Tenant Improvements by Tenant except for damage or injuries arising out of Landlord's willful misconduct or gross negligence.

     (b) In the event of dispute between Tenant and Contractor and/or any subcontractors regarding any issue related to construction of the Tenant Improvements, including, but not limited to: completion dates, quality of work, warranties, etc., Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from any such claim or dispute.

9. INSURANCE: Contractor and any subcontractors shall provide Landlord sufficient evidence including insurance endorsements and/or certificates, satisfactory to Landlord, that each is covered under such workmen's compensation, commercial general liability and property damage insurance. Such workers' compensation insurance shall be in accordance with the laws of the State of Texas, then they shall provide employers' liability insurance with a limit of not less than Five Hundred Thousand Dollars ($500,000.00) per accident, Five Hundred Thousand Dollars ($500,000.00) disease, policy limit and Five Hundred Thousand Dollars ($500,000.00) disease, each employee. Such commercial general liability and property damage insurance policies shall provide for not less than Two Million Dollars ($2,000,000.00) in coverage per occurrence, and insure both Tenant and, as additional named insureds, Landlord and its agents including, but not limited to, Kennedy Associates Real Estate Counsel, Inc. Prior to the construction of the Tenant Improvements being commenced, Tenant will cause all contractors and agents to provide evidence of insurance for loss to Landlord on account of property damage or personal injury.

10. AS BUILT PLANS AND SPECIFICATIONS: Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord and "as built" set of the Plans and Specifications.

                              COMMISSION AGREEMENT

         THIS AGREEMENT is entered into this 15th day of May, 2004 by and between ONYX REALTY SERVICES, INC. ("Agent"), as Agent for CARDINAL COLLINS TECH CENTER, INC. ("Owner") and CUSHMAN & WAKEFIELD OF TEXAS, INC. ("Broker").

         WHEREAS, Broker is representing Minorplanet USA ("Prospective Tenant") in negotiating a lease between Owner and Prospective Tenant for space in CARDINAL TECHNOLOGY CENTER ("Premises") and Broker is licensed and bound by the rules of the Texas Real Estate Commission.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and Broker agree as follows:

1.   NEW LEASE COMMISSION

     A. Subject to further terms and conditions of this Agreement, Broker's total commission shall be four and one-half percent (4.5%) of the aggregate gross base rent to be paid to Owner for the Primary Term (as herein defined) of the lease. As used in this Agreement, "Primary Term" shall mean the stated term of the lease. The commission to Broker shall be due and payable by Owner as follows:

          (i) Fifty percent (50%) of the commission shall be due and payable upon execution and delivery of a lease by both the Prospective Tenant and Owner for the applicable Premises; and

          (ii) The remaining fifty percent (50%) of the commission shall be due and payable upon commencement of the term pursuant to the terms of the relevant lease.

     B. For purposes of this Agreement, the phrases "aggregate gross base rent" or "base rent" shall mean the contract rent specified in the lease, exclusive of the following:

          (i) amounts received from the tenant which are paid pursuant to any escalation provision in such lease and represent the tenant's share of Owner's operating costs and expenses, real estate taxes, insurance, utilities and the like, or increases therein, over the base rent or amounts established in the lease;

          (ii) security deposits;

          (iii) sales taxes paid by tenant;

          (iv) amounts received from the tenant which represents (i) tenant's contribution to the Owner for tenant improvements or (ii) an amortization of tenant improvements paid for by Owner and to be reimbursed to Owner by tenant (in whole or in part) through adjustment of the base rental obligations pursuant to the lease or by separate agreement;

          (v) amounts Owner agrees to pay to tenant (or at tenant's direction) or any amounts waived by Owner for the purpose of discharging tenant's obligations pursuant to a lease covering premises other than the premises described in the lease;

          (vi) base rent for that portion of the primary term of the lease subject to any cancellation option until expiration of such option without its having been exercised, unless such option provides for payment of a cancellation penalty by tenant which includes unamortized commissions for that portion of the primary term; and

          (vii) any amounts for expenditures paid for and by the Owner which constitutes a material inducement in tenants execution of the lease which are not already reflected in the base rent specified in such lease.

2.   EXPANSION COMMISSION

     A. The Expansion Commission shall equal four and one-half percent (4.5%) of the aggregate gross base rental (as defined in 1B above) attributable to any expansion of the Premises ("Expansion Area"). The Expansion Commission to Broker shall be due and payable by Owner as follows:

          (i) Fifty percent (50%) of the commission shall be due and payable upon execution and delivery of a lease by both the Prospective Tenant and Owner for the applicable Premises;

          (ii) The remaining fifty percent (50%) of the commission shall be due and payable upon occupancy and either (a) receipt by Owner of acceptance of the Premises pursuant to the terms of the relevant lease or (b) commencement of base rent as it pertains to the Expansion Area.

     B. Owner's obligation to pay the Expansion Commission is expressly contingent upon the Broker's prior direct involvement in the negotiation of the expansion of the Premises. Direct involvement shall be defined as the Broker being actively involved in the negotiation of such expansion and the Broker obtaining and delivering a letter of representation designating Broker as its exclusive agent.

3.   RENEWAL COMMISSION

     A. The Renewal Commission shall equal four and one-half percent (4.5%) of the aggregate gross base rental (as defined in 1B above) attributable to any renewal or extension of the Primary Term of the lease. The Renewal Commission to Broker shall be due and payable by Owner as follows:

          (i) Fifty percent (50%) of the Renewal Commission shall be paid upon execution and delivery of a written amendment to the lease by Owner and Prospective Tenant setting forth the terms and conditions of such renewal or extension; and

          (ii) The remaining fifty percent (50%) of the Renewal Commission shall be paid upon commencement of the renewal or extension term.

     B. Owner's obligation to pay the Renewal Commission is expressly contingent upon the Broker's prior direct involvement in the negotiation of the renewal or extension. Direct involvement shall be defined as the Broker being active involved in the negotiation of such renewal and the Broker obtaining and delivering a letter of representation designating Broker as its exclusive agent.

4.   DEFINITIONS AND CONDITIONS

     A. Agent is the exclusive leasing agent for Owner and as such by execution hereof incurs no liability for the payment of any commission obligation arising under the terms of this Agreement and by its execution below Broker hereby acknowledges the above and agrees to look solely to Owner for the payment of any commission arising under the terms of this Agreement. Further, if Agent's Exclusive Leasing Agreement expires or is terminated, then Agent is relieved of the obligation to pay any further commissions to Broker under the terms of Paragraph 2 and 3 of this Agreement. Agent represents and warrants that it is duly authorized to enter into this agreement on behalf of the Owner and to bind Owner to this Agreement.

     B. Notwithstanding anything herein seemingly to the contrary, it is understood and agreed that in the event this Agreement is entered into and Broker has not obtained a written exclusive representation agreement from Prospective Tenant and other brokers are also representing Prospective Tenant to Landlord, Landlord's sole obligation for commission(s) shall be to pay that broker, and only that broker, who is designated by the Prospective Tenant as having represented Prospective Tenant in the transaction.

     C. If Owner shall sell or convey its interest in the Premises, then Agent and Owner are relieved of the obligation to pay any further commissions to Broker under the terms of Paragraph 2 and 3 of this Agreement provided that Owner obtains a written assumption of Owner's obligation under this Agreement by transferee. For purposes of the foregoing sentence, Owner's written assignment of Owner's interest in, and the transferee's written assumption of the Owner's obligations under, a lease into which this Agreement has been incorporated shall be deemed to be a written assumption of the Owner's obligations hereunder by the transferee.

     D. Broker represents that it is properly licensed in the State of Texas to engage in broker activities and receive fees in connection with such activities and that such license is current and in good standing.

     E. The obligation to pay any Commission to Broker as herein provided shall expire automatically ninety (90) days following the effective date of this Agreement if a lease between Owner and Prospective Tenant has not been executed and delivered by both parties on or before such date (unless active negotiations are continuing in good faith in which case this Agreement may be extended for an additional ninety (90) day period by written agreement between Broker and Agent). Either Owner or Prospective Tenant may terminate good faith negotiations at any time by written notice sent to the other indicating such termination.

          Executed in multiple counterparts on various dates to be effective the 1st day of May, 2004. This Agreement has no force and effect unless executed and acknowledged by all parties below.

           AGENT: ONYX REALTY SERVICES, INC.
                                    BROKER: CUSHMAN AND WAKEFIELD OF TEXAS, INC.

         BY:               /S/                                   /S/
            -------------------------------      -----------------------------------
         NAME: Talynn Otsuki, SIOR               NAME: Elizabeth C. Trocchie
              -----------------------------        -----------------------------
         ITS:  President                    ITS: Executive Managing Director Texas Area Leader
               ----------------------------      ---------------------------------------------
         DATE: 5/15/04                           DATE: 5/11/04
               ----------------------------            -----------------------------